UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016 (May 12, 2016)

Union  Pacific  Corporation

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Union Pacific Corporation (the Company) held its Annual Meeting of Shareholders on May 12, 2016, in Salt Lake City, Utah (the Meeting).  Of the 843,000,988 shares outstanding and entitled to vote at the Meeting, 744,609,459 shares were present at the Meeting in person or by proxy, constituting a quorum of approximately 88%.  The shareholders of the Company’s common stock considered and voted upon five proposals at the Meeting.

Proposal 1 – Election of Directors

The holders of the common stock of the Company elected each of the following directors to serve a term of one year, ending at the time of the next Annual Meeting of Shareholders in 2017 (or until a successor is elected) pursuant to the By-Laws of the Company and the applicable laws of the State of Utah:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Andrew H. Card, Jr.	648,158,625	5,344,612	1,389,411	89,715,040
Erroll B. Davis, Jr.	645,500,697	7,889,609	1,504,072	89,715,040
David B. Dillon	649,318,464	4,026,544	1,549,411	89,715,040
Lance M. Fritz	626,320,003	23,867,045	4,705,600	89,715,040
Charles C. Krulak	649,449,051	3,966,489	1,478,334	89,715,040
Jane H. Lute	650,813,464	2,523,775	1,557,179	89,715,040
Michael R. McCarthy	649,691,905	3,717,484	1,483,260	89,715,040
Michael W. McConnell	646,946,164	6,441,828	1,506,426	89,715,040
Thomas F. McLarty III	648,355,491	5,042,379	1,496,548	89,715,040
Steven R. Rogel	637,943,027	15,423,445	1,526,175	89,715,040
Jose H. Villarreal	648,963,548	4,369,977	1,560,892	89,715,040

Proposal 2 – Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2016

The holders of the Company’s common stock voted for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
733,378,360	9,507,203	1,723,733	0

Proposal 3 – Advisory Vote on Executive Compensation (“Say on Pay”)

The holders of the Company’s common stock approved, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers, by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
618,820,586	31,271,518	4,802,314	89,715,040

Proposal 4 – Shareholder Proposal Regarding Executives to Retain Significant Stock

A shareholder of the Company submitted a proposal requesting that the Compensation and Benefits Committee adopt a policy requiring senior executives to retain a significant percentage of stock acquired through equity compensation programs until the retirement age of 60.  The holders of the Company’s common stock voted against Proposal 4 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,974,189	619,358,784	3,559,390	89,715,040

Proposal 5 – Shareholder Proposal Regarding Independent Chairman

A shareholder of the Company submitted a proposal requesting that the Board of Directors adopt a policy that the Chairman of the Board of Directors shall be an independent director.  The holders of the Company’s common stock voted against Proposal 5 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
226,681,270	424,780,759	3,432,378	89,715,040

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2016

UNION PACIFIC CORPORATION

By:	/s/ James J. Theisen, Jr.
James J. Theisen, Jr.
Associate General Counsel and Assistant Secretary